EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-60298 of Primal Solutions, Inc. on Form S-8 of our report dated February 22, 2002, appearing in this Annual Report on Form 10-KSB of Primal Solutions, Inc. for the fiscal year ended December 31, 2001.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 25, 2002